Exhibit 99.1

               {LETTERHEAD OF CBL & ASSOCIATES PROPERTIES, INC.]


Contact:   Katie Reinsmidt
           Director, Investor Relations
           (423) 855-0001


            CBL & ASSOCIATES PROPERTIES REPORTS THIRD QUARTER RESULTS

     o    FFO per share rose 50.8% to $0.98 in the third quarter.
     o Same-center NOI for the quarter and nine-months ended September 30, 2005, rose 6.4% and 6.9%, respectively.
     o    Same store sales improved by 3.3% year-to-date.
     o    Portfolio occupancy rose 90 bps to 93.3% as of September 30, 2005.
     o Declared 12.6% increase in common dividend to $1.83 per share - fourth consecutive double-digit annual increase.

CHATTANOOGA, Tenn. (October 27, 2005) CBL & Associates Properties, Inc. (NYSE:CBL) announced results for the third quarter ended September 30, 2005. A description of each non-GAAP financial measure and the related reconciliation to the comparable GAAP measure is located at the end of this news release. Per share amounts have been adjusted to reflect the two-for-one split of the Company's common shares, effective June 16, 2005.

     Net income available to common shareholders for the third quarter ended September 30, 2005, was $60,093,000 compared with $19,764,000 for the prior-year period representing an increase of 204.1%. Net income available to common shareholders per diluted share was $0.92 in the third quarter ended September 30, 2005, compared with $0.31 for the prior-year period, representing an increase of 196.8%. Net income available to common shareholders for the third quarter ended September 30, 2005 included gains and fee income of $39.8 million ($72.5 million before deduction for minority interest in earnings of the operating partnership) resulting from the recent transaction with Galileo America, LLC.

     Net income available to common shareholders for the nine months ended September 30, 2005, was $106,247,000 compared with $71,661,000 for the nine months ended September 30, 2004, representing an increase of 48.3%. On a diluted per share basis, net income available to common shareholders for the nine months ended September 30, 2005, was $1.64 compared with $1.13 in the prior-year period, representing an increase of 45.1%. Net income available to common shareholders for the nine months ended September 30, 2005, included gains and fee income of $39.8 million ($72.5 million before deduction for minority interest in earnings of the operating partnership) resulting from the recent transaction with Galileo America, LLC.

     Funds from operations (FFO) increased 52.1% to $114,410,000 for the third quarter of 2005 from $75,235,000 for the third quarter of 2004. FFO per share on a diluted, fully converted basis increased 50.8% to $0.98 for the third quarter of 2005 from $0.65 in the prior-year period. FFO increased 33.9% to $286,074,000 for the nine months ended September 30, 2005 from $213,633,000 for the nine months ended September 30, 2004. FFO per share increased 31.6% on a diluted, fully converted basis for the nine months ended September 30, 2005, to $2.46 from $1.87 per share in the prior-year period. FFO for the quarter and nine months ended September 30, 2005 included gains and fee income of $0.26 per share resulting from the recent transaction with Galileo America, LLC.

HIGHLIGHTS

     |X| Effective with the fourth quarter of 2005, the regular quarterly cash dividend for the Company's common stock will be increased 12.6% to $0.4575 per share from $0.40625 per share. The increase represents an annualized dividend distribution of $1.83 per share and marks CBL's fourth consecutive annual double-digit common dividend increase.

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CBL Reports Third Quarter Results
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     |X|  Total  revenues   increased   15.8%  in  the  third  quarter  2005  to
          $224,169,000  from  $193,636,000  in  the  prior-year  period.   Total
          revenues increased 17.1% in the nine months ended September 30, 2005 to $634,070,000 from $541,298,000 in the comparable period a year ago.

     |X| Same center net operating income for the portfolio improved for the quarter and nine months ended September 30, 2005, by 6.4% and 6.9%, respectively, compared with a 4.1% and 1.9% increase, respectively, for the prior-year periods.

     |X| Same-store sales for mall tenants of 10,000 square feet or less for stabilized malls for the nine months ended September 30, 2005, increased 3.3% for those tenants who have reported sales, compared with a 4.0% increase for the prior year period.

     |X| The debt-to-total-market capitalization ratio as of September 30, 2005, was 42.3% based on the common stock closing price of $40.99 and a fully converted common stock share count of 115,338,000 shares as of the same date. The debt-to-total-market capitalization ratio as of September 30, 2004, was 48.2% based on the split-adjusted common stock closing price of $30.475 and a fully converted common stock share count of 113,702,000 shares as of the same date.

     |X| Consolidated and unconsolidated variable rate debt of $979,702,000 represents 11.0% of the total market capitalization for the Company and 26.1% of the Company's share of total consolidated and unconsolidated debt.

     CBL's Chairman and Chief Executive Officer, Charles B. Lebovitz, said, "The continued strong pace of year-over-year growth in funds from operations and same-center NOI reflects the number of new, viable opportunities we have been able to source in today's marketplace and the additional growth opportunities we continue to generate within our existing portfolio. With approximately $1.1 billion in acquisitions and operating joint ventures announced to-date and anticipated to close in 2005, we are well on our way to completing another year of impressive acquisitions. We have also been able to reward our shareholders in the form of today's common stock dividend increase and the recently announced one-time special dividend.

     "With every new investment, we assess the long-term growth potential of the property as well as the near-term impact. In doing so, we have been able to consistently produce higher overall returns from our acquisitions through redevelopment and expansions, specialty leasing programs, and aggressive leasing and marketing programs. The level of acquisition and development activity so far this year provides a solid base on which to add significant value through these strategies.

     "In addition to the growth from our investment activities, we remain confident in the strength of the retail environment in our markets and at our malls and open-air centers. Retailers continue to execute active expansion plans nationwide and introduce new concepts. Retailer demand has translated into strong leasing activity at our properties and opportunities to retenant with more productive retailers which should result in higher releasing and rollover spreads. With several renovations and redevelopments underway in our portfolio, we expect this favorable environment to provide opportunity for continued growth."

PORTFOLIO OCCUPANCY

                                                        September 30,
                                                  2005                  2004
                                              -------------        -------------
         Portfolio occupancy                          93.3%                92.4%
           Mall portfolio                             93.2%                92.7%
             Stabilized malls (69)                    93.4%                92.7%
             Non-stabilized malls (3)                 88.0%                91.3%
         Associated centers (28)                      94.5%                90.4%
         Community centers (7)                        92.8%                93.2%

ACQUISITIONS

     In October, CBL announced that it had entered into a definitive agreement to acquire Oak Park Mall in Overland Park (Kansas City), KS; Hickory Point Mall in Decatur, IL; and Eastland Mall in Bloomington, IL. The transaction is expected to close in November, subject to the Company's completion of customary closing conditions.

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CBL Reports Third Quarter Results
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October 27, 2005

DISPOSITIONS

     During the quarter the Company announced that it had completed the sale of its 8.4% equity interest in and management and advisory contracts with Galileo America, LLC, a joint venture between CBL and Galileo America Inc., for a total consideration of approximately $100.0 million.

 OTHER SIGNIFICANT EVENTS

     Subsequent to the quarter end, the Richard E. Jacobs Group, Inc and CBL announced that they have entered into a definitive agreement to form a 50/50 joint venture to own Triangle Town Center and its associated and lifestyle centers, Triangle Town Place and Triangle Town Commons, in Raleigh, NC. Upon closing CBL will assume management, leasing and any future development responsibilities of the property.

     In October, the Company announced that the Board of Directors had declared a special one-time cash dividend for the Company's Common Stock of $0.09 per share. The dividend is payable on January 16, 2006, to shareholders of record as of December 30, 2005.

OUTLOOK AND GUIDANCE

     Based on today's outlook and the Company's third quarter results, the Company is providing guidance for 2005 FFO in the range of $3.33 to $3.37 per share. The full year guidance assumes NOI growth in the range of 4.5% to 5.5% and excludes the impact of any future unannounced acquisitions, lease termination fee income, gains on sales of outparcels, and gains on sales of non-operating properties. The Company expects to update its annual guidance after each quarter's results.

                                                                                Low       High
                                                                               -----     -----
       Expected diluted earnings per common share                              $2.10    $2.14
             Adjust to fully converted shares from common shares               (0.92)    (0.94)
                                                                               -----     -----
       Expected earnings per diluted, fully converted common share              1.18      1.20
             Add: depreciation and amortization                                 1.56      1.56
             Add: minority interest in earnings of Operating Partnership        0.96      0.98
             Less: gain on sales of interest in Galileo                        (0.37)    (0.37)
                                                                               -----     -----

       Expected FFO per diluted, fully converted common share                  $3.33     $3.37
                                                                               =====     =====

INVESTOR CONFERENCE CALL AND SIMULCAST

     CBL & Associates Properties, Inc. will conduct a conference call at 10:00 a.m. EDT on October 28, 2005, to discuss the third quarter results. The number to call for this interactive teleconference is 913-981-5532. A seven-day replay of the conference call will be available by dialing 719-457-0820 and entering the passcode 4757878. A transcript of the Company's prepared remarks will be furnished on a Form 8-K following the conference call.

     To receive the CBL & Associates  Properties,  Inc.,  third quarter earnings
release   and   supplemental   information   please   visit   our   website   at
cblproperties.com or contact Investor Relations at 423-490-8292.

     The Company will also provide an online Web simulcast and rebroadcast of its 2005 third quarter earnings release conference call. The live broadcast of CBL's quarterly conference call will be available online at the Company's Web site at cblproperties.com, as well as www.streetevents.com and www.earnings.com, on October 28, 2005, beginning at 10:00 a.m. EDT. The online replay will follow shortly after the call and continue through November 11, 2005.

     CBL is the fourth largest mall REIT in North America and the largest owner of malls and shopping centers in the Southeast, ranked by GLA. CBL owns, holds interests in or manages 123 properties, including 73 regional malls/open-air centers. The properties are located in 24 states and total 68.0 million square feet including 2.0 million square feet of non-owned shopping centers managed for


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CBL Reports Third Quarter Results
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October 27, 2005

third parties. CBL currently has eight projects under construction totaling 2.0 million square feet including open-air shopping centers located in Ft. Myers, FL, and Stillwater, OK, one community center, one associated center and four expansions. Additionally, CBL has three malls under contract for purchase and one mall under contract for joint venture ownership comprising approximately 4.4 million square feet. In addition to its office in Chattanooga, TN, CBL has a regional office in Boston (Waltham), MA. Additional information can be found at cblproperties.com.

NON-GAAP FINANCIAL MEASURES

Funds From Operations

     FFO is a widely used measure of the operating performance of real estate companies that supplements net income determined in accordance with generally accepted accounting principles ("GAAP"). The National Association of Real Estate Investment Trusts defines FFO as net income (computed in accordance with GAAP) excluding gains or losses on sales of operating properties, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. The Company believes that FFO provides an additional indicator of the operating performance of the Company's properties without giving effect to real estate depreciation and amortization, which assumes the value of real estate assets decline predictably over time. Since values of well-maintained real estate assets have historically risen or fallen with market conditions, the Company believes that FFO enhances investors' understanding of the Company's operating performance.

     FFO does not represent cash flow from operations as defined by accounting principles generally accepted in the United States, is not necessarily indicative of cash available to fund all cash flow needs and should not be considered as an alternative to net income for purposes of evaluating the Company's operating performance or to cash flow as a measure of liquidity.

Same-Center Net Operating Income

     Net operating income ("NOI") is a supplemental measure of the operating performance of the Company's shopping centers. The Company defines NOI as operating revenues (rental revenues, tenant reimbursements and other income) less property operating expenses (property operating, real estate taxes and maintenance and repairs).

     Similar to FFO, the Company computes NOI based on its pro rata share of both consolidated and unconsolidated properties. The Company's definition of NOI may be different than that used by other companies and, accordingly, the Company's NOI may not be comparable to that of other companies. A reconciliation of same-center NOI to net income is located at the end of this earnings release.

     Since NOI includes only those revenues and expenses related to the continuing operations of its shopping center properties, the Company believes that same-center NOI provides a measure that reflects trends in occupancy rates, rental rates and operating costs and the impact of those trends on the Company's results of operations.

Pro Rata Share of Debt

     The Company presents debt based on its pro rata ownership share (including the Company's pro rata share of unconsolidated affiliates and excluding minority investors' share of consolidated properties) because it believes this provides investors a clearer understanding of the Company's total debt obligations which affect the Company's liquidity. A reconciliation of the Company's pro rata share of debt to the amount of debt on the Company's consolidated balance sheet is located at the end of this earnings release.

     Information included herein contains "forward-looking statements" within the meaning of the federal securities laws. Such statements are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Future events and actual events, financial and otherwise, may differ materially from the events and results discussed in the forward-looking statements. The reader is directed to the Company's various filings with the Securities and Exchange Commission, including without limitation the Company's Annual Report on Form 10-K and the "Management's Discussion and Analysis of Financial Condition and Results of Operations" incorporated by reference therein, for a discussion of such risks and uncertainties.

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CBL Reports Third Quarter Results
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October 27, 2005

                       CBL & Associates Properties, Inc.
                     Consolidated Statements of Operatiosn
              (Unaudited; in thousands, except per share amounts)


                                                                Three Months Ended           Nine Months Ended
                                                                   September 30,                September 30,
                                                              -----------------------------------------------------
                                                                 2005          2004           2005          2004
                                                              ----------    ----------     ----------    ----------
 REVENUES:
 Minimum rents                                                $ 136,676     $ 120,859      $ 394,485     $ 342,796
 Percentage rents                                                 3,114         2,290         12,972        10,447
 Other rents                                                      2,400         2,084          8,320         7,326
 Tenant reimbursements                                           65,498        60,032        184,598       158,551
 Management, development and leasing fees                        11,109         2,868         17,927         6,379
 Other                                                            5,372         5,503         15,768        15,799
                                                              ----------    ----------     ----------    ----------
 Total revenues                                                 224,169       193,636        634,070       541,298
                                                              ----------    ----------     ----------    ----------

 EXPENSES:
 Property operating                                              35,513        31,642         95,539        85,637
 Depreciation and amortization                                   46,038        37,901        130,663       103,335
 Real estate taxes                                               16,283        15,407         47,626        42,582
 Maintenance and repairs                                         12,402        11,283         36,673        31,650
 General and administrative                                      10,221         8,280         28,641        24,505
 Loss on impairment of real estate assets                             -             -            262             -
 Other                                                            3,769         5,681         10,256        13,636
                                                              ----------    ----------     ----------    ----------
 Total expenses                                                 124,226       110,194        349,660       301,345
                                                              ----------    ----------     ----------    ----------
 Income from operations                                          99,943        83,442        284,410       239,953
 Interest income                                                  1,937           836          6,214         2,422
 Interest expense                                               (52,646)      (46,042)      (151,822)     (129,274)
 Loss on extinguishment of debt                                     (44)            -           (928)            -
 Gain on sales of real estate assets                             46,485         1,522         53,581        26,302
 Gain on sales of management contracts                           21,619             -         21,619             -
 Equity in earnings of unconsolidated affiliates                    995         1,407          6,769         6,953
 Minority interest in earnings:
 Operating partnership                                          (49,455)      (16,624)       (87,176)      (59,498)
 Shopping center properties                                      (1,086)         (974)        (3,661)       (4,034)
                                                              ----------    ----------     ----------    ----------
 Income before discontinued operations                           67,748        23,567        129,006        82,824
 Operating income (loss) of discontinued operations                 (15)          288            251         1,240
 Gain (loss) on discontinued operations                               2           325            (84)          845
                                                              ----------    ----------     ----------    ----------
 Net income                                                      67,735        24,180        129,173        84,909
 Preferred dividends                                             (7,642)       (4,416)       (22,926)      (13,248)
                                                              ----------    ----------     ----------    ----------
 Net income available to common shareholders                  $  60,093     $  19,764      $ 106,247     $  71,661
                                                              ==========    ==========     ==========    ==========
 Basic per share data:
 Income before discontinued operations,
    net of preferred dividends                                $    0.95     $    0.31      $    1.69     $    1.14
 Discontinued operations                                              -          0.01              -          0.03
                                                              ----------    ----------     ----------    ----------
 Net income available to common shareholders                  $    0.95     $    0.32      $    1.69     $    1.17
                                                              ==========    ==========     ==========    ==========
 Weighted average common shares outstanding                      62,940        61,540         62,693        61,130

 Diluted per share data:
 Income before discontinued operations,
    net of preferred dividends                                $    0.92     $    0.30      $    1.63     $    1.09
 Discontinued operations                                              -          0.01           0.01          0.04
                                                              ----------    ----------     ----------    ----------
 Net income available to common shareholders                  $    0.92     $    0.31      $    1.64     $    1.13
                                                              ==========    ==========     ==========    ==========
 Weighted average common and potential dilutive
 common shares outstanding                                       65,253        63,966         64,973        63,554

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The Company's calculation of FFO is as follows (in thousands, except per share data):

                                                                    Three Months Ended           Nine Months Ended
                                                                      September 30,                September 30,
                                                                 -------------------------    --------------------------
                                                                    2005           2004            2005          2004
                                                                 ----------     ----------      ----------    ----------

 Net income available to common shareholders                     $  60,093      $  19,764       $ 106,247     $  71,661
 Add:
 Depreciation and amortization from consolidated properties         46,038         37,901         130,663       103,335
 Depreciation and amortization from unconsolidated affiliates        2,207          1,862           6,127         4,605
 Depreciation and amortization from discontinued operations              -            125               -           470
 Minority interest in earnings of operating partnership             49,455         16,624          87,176        59,498
 Less:
 Gain on sales of operating real estate assets                     (42,882)          (200)        (42,708)      (23,765)
 Minority investors' share of depreciation and amortization           (311)          (302)           (962)         (899)
 (Gain) loss on discontinued operations                                 (2)          (325)             84          (845)
 Depreciation and amortization of non-real estate assets              (188)          (214)           (553)         (427)
                                                                 ----------     ----------      ----------    ----------
 Funds from operations                                           $ 114,410      $  75,235       $ 286,074     $ 213,633
                                                                 ==========     ==========      ==========    ==========

 Funds from operations applicable to Company shareholders        $  62,761      $  40,883       $ 157,052     $ 116,708
                                                                 ==========     ==========      ==========    ==========
 Basic per share data:
 Funds from operations                                           $    1.00      $    0.66       $    2.51     $    1.91
                                                                 ==========     ==========      ==========    ==========
Weighted average common shares outstanding with operating
    partnership units fully converted                              114,737        113,248         114,197       111,898
 Diluted per share data:
 Funds from operations                                           $    0.98      $    0.65       $    2.46     $    1.87
                                                                 ==========     ==========      ==========    ==========
Weighted average common and potential dilutive common shares
   outstanding with operating partnership units fully converted    117,050        115,674         116,477       114,322

 SUPPLEMENTAL FFO INFORMATION:

 Lease termination fees                                          $   1,221      $     736       $   3,648     $   3,336
    Lease termination fees per share                             $    0.01      $    0.01       $    0.03     $    0.03

 Straight-line rental income                                     $   1,671      $     965       $   4,765     $   2,207
    Straight-line rental income per share                        $    0.01      $    0.01       $    0.04     $    0.02

 Gains on outparcel sales                                        $   2,544      $      42       $  11,177     $   2,078
    Gains on outparcel sales per share                           $    0.02      $       -       $    0.10     $    0.02

 Amortization of acquired above- and below-market leases         $   2,186      $   1,139       $   4,629     $   2,381
    Amortization of acquired above- and below-market
        leases per share                                         $    0.02      $    0.01       $    0.04     $    0.02

 Amortization of debt premiums                                   $   1,948      $   1,584       $   5,605     $   3,720
    Amortization of debt premiums per share                      $    0.02      $    0.01       $    0.05     $    0.03

 Gain on sales of non operating properties                       $   1,288      $   1,313       $   2,509     $   1,313
    Gain on sales of non operating properties per share          $    0.01      $    0.01       $    0.02     $    0.01

 Loss on impairment of real estate assets                        $       -      $       -       $    (262)    $       -
    Loss on impairment of real estate assets per share           $       -      $       -       $       -     $       -

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CBL Reports Third Quarter Results
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October 27, 2005

Same-Center Net Operating Income
(Dollars in thousands)

                                                                       Three Months Ended           Nine Months Ended
                                                                          September 30,              September 30,
                                                                     -----------------------     -----------------------
                                                                        2005         2004           2005         2004
                                                                     ----------   ----------     ----------   ----------
Net income                                                           $  67,735    $  24,180      $ 129,173    $  84,909

Adjustments:
Depreciation and amortization                                           46,038       37,901        130,663      103,335
Depreciation and amortization from unconsolidated affiliates             2,207        1,862          6,127        4,605
Depreciation and amortization from discontinued operations                   -          125              -          470
Minority investors' share of depreciation and amortization in
   shopping center properties                                             (311)        (302)          (962)        (899)
Interest expense                                                        52,646       46,042        151,822      129,274
Interest expense from unconsolidated affiliates                          3,009        1,658          9,069        4,734
Interest expense from discontinued operations                                -            -              -           20
Minority investors' share of interest expense in
   shopping center properties                                             (390)        (348)        (1,160)      (1,049)
Loss on extinguishment of debt                                              44            -            928            -
Abandoned projects expense                                                 336        1,629            474        3,314
Gain on sales of real estate assets and management contracts           (68,104)      (1,522)       (75,200)     (26,302)
Loss on impairment of real estate assets                                     -            -            262            -
Gain on sales of real estate assets of unconsolidated affiliates          (227)           -         (2,850)        (592)
Minority interest in earnings of operating partnership                  49,455       16,624         87,176       59,498
(Gain) loss on discontinued operations                                      (2)        (325)           84          (845)
                                                                     ----------   ----------     ----------   ----------
Operating partnership's share of total NOI                             152,436      127,524        435,606      360,472
General and administrative expenses                                     10,221        8,280         28,641       24,505
Management fees and non-property level revenues                        (12,270)      (4,886)       (24,973)     (12,697)
                                                                     ----------   ----------     ----------   ----------
Operating partnership's share of property NOI                          150,387      130,918        439,274      372,280
NOI of non-comparable centers                                          (30,016)     (17,811)       (78,121)     (34,289)
                                                                     ----------   ----------     ----------   ----------
Total same center NOI                                                $ 120,371    $ 113,107      $ 361,153    $ 337,991
                                                                     ==========   ==========     ==========   =========

Malls                                                                $ 111,212    $ 103,873      $ 333,172    $ 310,455
Associated centers                                                       5,424        5,163         16,519       16,540
Community centers                                                        1,627        2,316          4,976        4,693
Other                                                                    2,108        1,755          6,486        6,303
                                                                     ----------   ----------     ----------   ----------
Total same center NOI                                                $ 120,371    $ 113,107      $ 361,153    $ 337,991
                                                                     ==========   ==========     ==========   =========

Percentage Change:
Malls                                                                      7.1%                        7.3%
Associated centers                                                         5.1%                       -0.1%
Community centers                                                        -29.7%                        6.0%
Other                                                                     20.1%                        2.9%
                                                                     ----------                  ----------
Total same center NOI                                                      6.4%                        6.9%
                                                                     ==========                  ==========

                                     -MORE-

CBL Reports Third Quarter Results
Page 8
October 27, 2005


Company's Share of Consolidated and Unconsolidated Debt
(Dollars in thousands)

                                                                                    September 30, 2005
                                                                   ----------------------------------------------------
                                                                      Fixed Rate       Variable Rate       Total
                                                                   ------------------ --------------  -----------------
Consolidated debt                                                        $ 2,710,984      $ 953,102        $ 3,664,086
Minority investors' share of consolidated debt                               (52,168)             -            (52,168)
Company's share of unconsolidated affiliates' debt                           116,637         26,600            143,237
                                                                   ------------------ --------------  -----------------
Company's share of consolidated and unconsolidated debt                  $ 2,775,453      $ 979,702        $ 3,755,155
                                                                   ================== ==============  =================
Weighted average interest rate                                                 6.37%          4.81%              5.96%
                                                                   ================== ==============  =================

                                                                                     September 30, 2004
                                                                   ----------------------------------------------------
                                                                      Fixed Rate       Variable Rate       Total
                                                                   ------------------ --------------  -----------------
Consolidated debt                                                        $ 2,489,892      $ 804,656        $ 3,294,548
Minority investors' share of consolidated debt                               (53,144)             -            (53,144)
Company's share of unconsolidated affiliates' debt                           118,588         58,174            176,762
                                                                   ------------------ --------------  -----------------
Company's share of consolidated and unconsolidated debt                  $ 2,555,336      $ 862,830        $ 3,418,166
                                                                   ================== ==============  =================
Weighted average interest rate                                                 6.46%          2.83%              5.54%
                                                                   ================== ==============  =================


Debt-To-Total-Market Capitalization Ratio as of September 30, 2005 (In thousands, except stock price)

                                                                        Shares
                                                                      Outstanding     Stock Price (1)      Value
                                                                   ------------------ --------------  -----------------
Common stock and operating partnership units                                 115,338     $ 40.99           $44,727,705
8.75% Series B Cumulative Redeemable Preferred Stock                           2,000     $ 50.00            50.100,000
7.75% Series C Cumulative Redeemable Preferred Stock                             460     $ 250.00          250.115,000
7.375% Series D Cumulative Redeemable Preferred Stock                            700     $ 250.00          250.175,000
                                                                                                      -----------------
Total market equity                                                                                          5,117,705
Company's share of total debt                                                                                3,755,155
                                                                                                      -----------------
Total market capitalization                                                                                $ 8,872,860
                                                                                                      =================
Debt-to-total-market capitalization ratio                                                                        42.3%
                                                                                                      =================

(1) Stock price for common stock and operating partnership units equals the closing price of the common stock on September 30, 2005. The stock price for the preferred stock represents the liquidation preference of each respective series of preferred stock.

Reconciliation of Shares and Operating Partnership Units Outstanding (In thousands)

                                                           Three Months Ended                 Nine Months Ended
                                                             September 30,                      September 30,
                                                   ---------------------------------- ---------------------------------
2005:                                                  Basic            Diluted           Basic           Diluted
                                                   --------------  ------------------ --------------  -----------------
Weighted average shares - EPS                             62,940              65,253         62,693             64,973
Weighted average operating partnership units              51,797              51,797         51,504             51,504
                                                   --------------  ------------------ --------------  -----------------
Weighted average shares- FFO                             114,737             117,050        114,197            116,477
                                                   ==============  ================== ==============  =================

2004:
Weighted average shares - EPS                             61,540              63,966         61,130             63,554
Weighted average operating partnership units              51,708              51,708         50,768             50,768
                                                   --------------  ------------------ --------------  -----------------
Weighted average shares- FFO                             113,248             115,674        111,898            114,322
                                                   ==============  ================== ==============  =================


Dividend Payout Ratio                                      Three Months Ended                 Nine Months Ended
                                                             September 30,                      September 30,
                                                   ---------------------------------- ---------------------------------
                                                       2005              2004             2005              2004
                                                   --------------  ------------------ --------------  -----------------
Weighted average dividend per share                     $ 0.4111            $ 0.3664       $ 1.2291           $ 1.0956
FFO per diluted, fully converted share                    $ 0.98              $ 0.65         $ 2.46             $ 1.87
                                                   --------------  ------------------ --------------  -----------------
Dividend payout ratio                                      41.9%               56.4%          50.0%              58.6%
                                                   ==============  ================== ==============  =================

                                     -MORE-

CBL Reports Third Quarter Results
Page 9
October 27, 2005

Consolidated Balance Sheets
(Preliminary and unaudited,  in thousands)

                                                               September 30,    December 31,
                                                                   2005            2004
                                                               -------------   -------------
 ASSETS
 Real estate assets:
 Land                                                          $   702,250     $   659,782
 Buildings and improvements                                      5,066,292       4,670,462
                                                               -------------   -------------
                                                                 5,768,542       5,330,244
 Less: accumulated depreciation                                   (683,390)       (575,464)
                                                               -------------   -------------
                                                                 5,085,152       4,754,780
 Real estate assets held for sale                                        -          61,607
 Developments in progress                                          216,318          78,393
                                                               -------------   -------------
 Net investment in real estate assets                            5,301,470       4,894,780
 Cash and cash equivalents                                          36,802          25,766
 Receivables:
 Tenant, net of allowance                                           41,232          38,409
 Other                                                               3,915          13,706
 Mortgage notes receivable                                          18,104          27,804
 Investment in unconsolidated affiliates                            80,059          84,782
 Other assets                                                      140,507         119,253
                                                               -------------   -------------
                                                               $ 5,622,089     $ 5,204,500
                                                               =============   =============
 LIABILITIES AND SHAREHOLDERS' EQUITY
 Mortgage and other notes payable                              $ 3,664,086     $ 3,359,466
 Mortgage notes payable on real estate assets held for sale              -          12,213
 Accounts payable and accrued liabilities                          247,273         212,064
                                                               -------------   -------------
 Total liabilities                                               3,911,359       3,583,743
                                                               -------------   -------------
 Commitments and contingencies
 Minority interests                                                606,179         566,606
                                                               -------------   -------------
 Shareholders' equity:
 Preferred stock, $.01 par value                                        32              32
 Common stock, $.01 par value                                          636             626
 Additional paid-in capital                                      1,052,988       1,025,479
 Deferred compensation                                              (9,691)         (3,081)
 Comprehensive income                                                  310               -
 Retained earnings                                                  60,276          31,095
                                                               -------------   -------------
 Total shareholders' equity                                      1,104,551       1,054,151
                                                               -------------   -------------
                                                               $ 5,622,089     $ 5,204,500
                                                               =============   =============

The balance sheet above is preliminary as of the date of this report. Please refer to the Company's Quarterly Report on Form 10-Q when filed for a complete balance sheet as of September 30, 2005.

                                     -END-